CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,199,900.00	04-30-2020	04-30-2022	8622946601	04A / 300	SAB6808	516	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Corporation: SALT BLOCKCHAIN INC.
707 17TH ST STE 4200
DENVER, CO 80202-3432

Lender: Alpine Bank, A Colorado Banking Corporation
C&I-PPP loans
400 7th Street South
Rifle, CO 81650
(800) 551-6098

I, THE UNDERSIGNED, DO HEREBY CERTIFY AND STATE UNDER PENALTY OF PERJURY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is SALT BLOCKCHAIN INC. ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the Corporation's state of incorporation. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 707 17TH ST STE 4200, DENVER, CO 80202-3432. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on 5/1/2020, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER. The following named person is an officer of SALT BLOCKCHAIN INC.:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
DUSTIN HULL	Co-President & CFO	Y	X DocuSigned by: Dustin Hull 5/1/2020

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all of the Corporation's real property and all of the Corporation's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, **including agreements waiving the right to a trial by jury,** as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business:

Assumed Business Name	Filing Location	Date
SALT LENDING		

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed

business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

NOTARY PROVISION. This document may not be acknowledged due to the current COVID-19 quarantine. Whether or not this instrument lacks an acknowledgement by a notary, I intend this instrument to be legally binding on me, the party or parties on whose behalf I am signing, and all third parties that may have an interest in the subject matter of this instrument. Upon the request of any party having an interest herein I agree, when public safety allows, to re-execute this instrument in the presence of a notary and further agree to hold harmless any party relying hereon in the event I should, upon request, fail or refuse to promptly re-execute this instrument in the presence of a notary.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral is dated April 30, 2020.

CERTIFIED TO AND ATTESTED BY:

DocuSigned by:

X Dustin Hull 5/1/2020

DUSTIN HULL, Co-President & CFO of SALT BLOCKCHAIN INC.

STATE OF COLORADO)

) **SS**

COUNTY OF ______________________________)

Signed and sworn to (or affirmed) before me on this __________ day of ____________, 20_______, by _______________ as _________________________ of _________________________.

Witness my hand and official seal.

My commission expires: ____________________________

____

Notary Public

NOTE: If the officer signing this Resolution is designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,199,900.00	04-30-2020	04-30-2022	8622946601	04A / 300	SAB6808	516	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: SALT BLOCKCHAIN INC.
707 17TH ST STE 4200
DENVER, CO 80202-3432

Lender: Alpine Bank, A Colorado Banking Corporation
C&I-PPP loans
400 7th Street South
Rifle, CO 81650
(800) 551-6098

Principal Amount: $1,199,900.00 **Interest Rate: 1.000%** **Date of Note: April 30, 2020**

PROMISE TO PAY. SALT BLOCKCHAIN INC. ("Borrower") promises to pay to Alpine Bank, A Colorado Banking Corporation ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million One Hundred Ninety-nine Thousand Nine Hundred & 00/100 Dollars ($1,199,900.00), together with interest on the unpaid principal balance from April 30, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000%, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 18 payments of $67,526.34 each payment. Borrower's first payment is due November 30, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 30, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

ADDITIONAL PROVISION. Borrower hereby warrants and represents that the Paycheck Protection Program Application - SBA Form 2483 (the Application) and all documentation and financial data submitted to Lender in support of the Application is truthful and accurate. Borrower hereby re-certifies and re-affirms that all representations, authorizations and certifications contained in the Application are truthful and accurate.

Borrower hereby acknowledges and understands that Lender and its successors and/or assigns and/or the Small Business Administration (the SBA) may require additional documentation or financial data at any time. Borrowers failure to timely provide the additional documentation or financial data shall be an event of default and may result in the forfeiture of certain benefits of the Paycheck Protection Program established by the Coronavirus Aid Relief and Economic Security Act (CARES Act), Pub. Law 116 -136, 134 Stat. 281 (2020) (the PPP).

Borrower hereby warrants and represents that it has reviewed and is familiar with all of the requirements of the PPP and further agrees that it will only use the proceeds of this Note for the permitted uses (set forth in the PPP).

Borrower hereby acknowledges and understands that some or all of the principal and interest due on this Note may be repaid to Lender by the SBA under the terms of the PPP (the Loan Forgiveness), but Loan Forgiveness is dependent upon Borrowers compliance with the terms of the PPP, including but not limited to the use of the proceeds of this Note in accordance with the PPP. Borrower further acknowledges and understands that Lender has made no representation with respect to what amount, if any, of the Note will be subject to Loan Forgiveness.

Borrower hereby acknowledges and understands that to be eligible for Loan Forgiveness, among other things, Borrower must, in compliance with the terms of the PPP: (i) maintain its full-time employee headcount at a level equal to its full-time employee headcount as of February 15, 2020; (ii) maintain salaries and wages at a level equal to at least 75% of the salaries and wages in effect for any employee that made less than $100,000 annualized in 2019; (iii) use the proceeds of this Note to pay for payroll costs, mortgage interest, rent, and utility payments; and (iv) use at least 75% of the proceeds of this Note for payroll costs. Borrower agrees to hold harmless and indemnify Lender in the event some or all of the interest or principal due under this Note are found to be ineligible for Loan Forgiveness for whatever reason by the SBA.

Borrower acknowledges that interest will accrue on the outstanding principal balance of this Note from the Loan Date through Maturity. Any amounts due and owing on this Note following Loan Forgiveness (including principal and accrued interest) will be amortized and paid to Lender over 18 months which payment will be in lieu of the monthly payment amount described in the PAYMENT section above. It is solely the Borrowers obligation to seek Loan Forgiveness. If Borrower fails to obtain Loan Forgiveness, for any reason, Borrower will be liable to repay all interest and principal due on this Note as set forth in the PAYMENT section above.

Borrower hereby acknowledges and understands that Lender may sell this Note to the SBA or on the secondary market at any time. Lender has the right to disclose financial and other information regarding Borrower to any purchaser or potential purchaser of this Note.

Borrower hereby acknowledges and understands that executing this Note by way of electronic signature is necessary due to the health threat posed by the spread of the COVID-19 virus. Borrower expressly consents to signing this Note using an electronic signature, and further agrees that this Note may be accepted, executed, and agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce, Title 15, United States Code, Sections 7001 et seq., and the Colorado Uniform Electronic Transactions Act, C.R.S. 24-71.3-101 et seq. Borrower and Lender agree that this Note, upon execution by electronic signature, shall be binding to the same extent as if it were physically executed.

Borrower acknowledges and understands that the terms, conditions and provisions of this Note are based on the SBAs Interim Final Rule released on April 2, 2020 (Docket No. SBA-2020-00015) and are subject to change if and when new, updated or amended rules, regulations or guidance is released by the SBA or other state or federal agencies and/or state or federal regulatory bodies. Borrower agrees to execute updated documentation as and when requested by Lender to comply with the terms of the PPP.

This Note is unsecured for all purposes. Any reference in this Note to Collateral or security for repayment of the Note is hereby deleted and of no force or effect.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due, unless otherwise stated herein. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Alpine Bank, A Colorado Banking Corporation; C&I-PPP loans; 400 7th Street**

South; Rifle, CO 81650.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Garfield County, State of Colorado.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

FEDERAL COURT WAIVER. Lender and I hereby waive the right to remove any dispute which is in litigation in state courts to the federal courts, except where such waiver is prohibited by the Military Lending Act.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Alpine Bank, A Colorado Banking Corporation, C&I-PPP loans, 400 7th Street South, Rifle, CO 81650.

ERRORS & OMISSIONS. Borrower shall fully cooperate to correct or adjust for clerical errors in any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender or the Closing Agent.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

SALT BLOCKCHAIN INC.

DocuSigned by:

Dustin Hull 5/1/2020

By:______________________________
DUSTIN HULL, Co-President & CFO of SALT BLOCKCHAIN INC.

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,199,900.00	04-30-2020	04-30-2022	8622946601	04A / 300	SAB6808	516	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: **SALT BLOCKCHAIN INC.**
707 17TH ST STE 4200
DENVER, CO 80202-3432

Lender: **Alpine Bank, A Colorado Banking Corporation**
C&I-PPP loans
400 7th Street South
Rifle, CO 81650
(800) 551-6098

LOAN TYPE. This is a Fixed Rate (1.000%) Nondisclosable SBAExpress Loan to a Corporation for $1,199,900.00 due on April 30, 2022.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ **Personal, Family, or Household Purposes or Personal Investment.**

☒ **Business (Including Real Estate Investment).**

SPECIFIC PURPOSE. The specific purpose of this loan is: SBA PPP Loan.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $1,199,900.00 as follows:

Other Disbursements: $1,199,900.00 SBA PPP Program	$1,199,900.00
Note Principal:	$1,199,900.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED APRIL 30, 2020.

BORROWER:

SALT BLOCKCHAIN INC.

DocuSigned by:
Dustin Hull
FD84C730FC3E49E

5/1/2020

By:______________________________
DUSTIN HULL, Co-President & CFO of SALT BLOCKCHAIN INC.